EXHIBIT 10.12

NOVATION AGREEMENT

between

CERES MANAGED FUTURES LLC,
TACTICAL DIVERSIFIED FUTURES FUND L.P.,
ISAM (USA) LLC,
INTERNATIONAL STANDARD ASSET MANAGEMENT,
ISAM (EUROPE) LLP

and

ISAM FUNDS (UK) LIMITED

THIS NOVATION AGREEMENT is dated 25 August 2017
THE PARTIES TO THIS AGREEMENT ARE AS FOLLOWS:
(1)	CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”) with its principal place of business at 522 Fifth Avenue, New York, New York 10036;
(2)	TACTICAL DIVERSIFIED FUTURES FUND L.P., a New York limited partnership (the “Partnership”) with its principal place of business at 522 Fifth Avenue, New York, New York 10036;
(3)
ISAM (USA) LLC (“ISAM USA”), a limited liability company incorporated under the laws of Delaware with its principal place of business at 5100 Town Centre Circle, Tower II, Suite 430, Boca Raton, Florida, 33486, United States of America;

(4)	ISAM (EUROPE) LLP (“ISAM Europe”), a limited liability partnership incorporated under the laws of England and Wales with its registered address at 55 Baker Street, London, W1U 8EW, United Kingdom;
(5)
INTERNATIONAL STANDARD ASSET MANAGEMENT (“ISAM”), a company incorporated under the laws of the Cayman Islands and whose registered office is at Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 30599, KY1-1203, Grand Cayman, Cayman Islands; and

(6)	ISAM FUNDS (UK) LIMITED (“ISAM Funds”), a limited liability company incorporated under the laws of England and Wales with its registered address at 55 Baker Street, London, W1U 8EW, United Kingdom.
BACKGROUND
(A)	CMF, the Partnership, ISAM USA, ISAM Europe and ISAM are parties to a Management Agreement dated 1 May 2016 (the “Contract”).
(B)	As part of an internal reorganisation, ISAM Europe wishes to transfer its rights and obligations under the Contract to ISAM Funds.
(C)	ISAM Funds is authorised and regulated by the Financial Conduct Authority of the United Kingdom.
(D)	ISAM Funds is registered with the U.S Commodity Futures Trading Commission as a commodity trading advisor and is a member of the National Futures Association (“NFA”).
(E)
The parties have therefore agreed to novate ISAM Europe’s rights, obligations and liabilities under the Contract to ISAM Funds on the terms of the Novation Agreement with effect from 31 August 2017 (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Novation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS

Terms defined in the Contract are used herein as so defined, unless otherwise provided in this Novation Agreement.
2.	EFFECTIVE DATE
The Novation Agreement takes effect on the Effective Date.
3.	NOVATION
3.1
ISAM Europe transfers all its rights and obligations under the Contract to ISAM Funds. ISAM Funds shall enjoy all the rights and benefits of ISAM Europe under the Contract, and all references to ISAM Europe in the Contract shall be read and construed as references to ISAM Funds.

3.2	ISAM Funds agrees to perform the Contract and be bound by terms in every way as if it were the original party to it in place of ISAM Europe.
3.3
CMF, the Partnership, ISAM USA and ISAM (together the “Continuing Parties”) agree to perform the Contract and be bound by its terms in every way as if ISAM Funds were the original party to it in place of ISAM Europe.

4.	RELEASE OF OBLIGATIONS AND LIABILITIES
4.1	The Continuing Parties release ISAM Europe from all future obligations to them under the Contract and ISAM Europe releases the Continuing Parties from all obligations to it under the Contract.
4.2
Each of the Continuing Parties and ISAM Funds shall have the right to enforce the Contract and pursue any claims and demands under the Contract against the other with respect to matters arising before, on or after the Effective Date as though ISAM Funds were the original party to the Contract instead of ISAM Europe.

4.3
Each of the Continuing Parties releases and discharges ISAM Europe from all claims and demands under or in connection with the Contract, whether arising before or on the Effective Date, and in each case whether known or unknown to the releasing party.

5.	GOVERNING LAW
This Novation Agreement and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the State of New York.
6.	ARBITRATION
The parties agree that any dispute or controversy arising out of or relating to this Novation Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of NFA or, if NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Novation Agreement as written and the arbitrator shall state in writing his reasons for his award, and further provided, that any such arbitration shall occur within the Borough of Manhattan in New York City. Judgement upon any award made by the arbitrator may be entered in any court of competent jurisdiction.
7.	COUNTERPARTS

This Novation Agreement may be executed in one or more counterparts, each of which will be deemed an original agreement and all of which will constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the day and year first written above with effect from and including the Effective Date.

CERES MANAGED FUTURES LLC By /s/ Patrick T. Egan Patrick T. Egan President and Director	ISAM (USA) LLC By /s/ Alex Greyserman NAME: Alex Greyserman TITLE: Executive Vice President
TACTICAL DIVERSIFIED FUTURES FUND L.P. By: Ceres Managed Futures LLC (General Partner) By /s/ Patrick T. Egan Patrick T. Egan President and Director	ISAM (EUROPE) LLP By /s/ Roy Sher NAME: Roy Sher TITLE: Managing Partner
ISAM FUNDS (UK) LIMITED By /s/ Jaco Wentzel NAME:Jaco Wentzel TITLE: Director	INTERNATIONAL STANDARD ASSET MANAGEMENT By /s/ Stacey Kirkconnell NAME: Stacey Kirkconnell TITLE: Director